Exhibit 99.1

For Immediate Release

WORLD ENERGY SOLUTIONS AND ARDSLEY PARTNERS ANNOUNCE SETTLEMENT AND STANDSTILL AGREEMENT

Three new independent directors will be added to the World Energy Solutions Board

Worcester, MA – March 12, 2014 – World Energy Solutions, Inc. (NASDAQ: XWES), a leading energy management services firm, and Ardsley Advisory Partners (and certain of its affiliates) announced today that they have entered into a settlement and standstill agreement which today appoints two new independent directors to the Company’s Board and increases the size of the Board from 5 to 7, and provides for the Board’s nomination of a third new independent director in connection with the 2014 annual meeting.

Peter A. Londa joins the Board as a Class III director with his term expiring at the 2015 annual meeting of the stockholders. Sean S. Sweeney joins the Board as a Class II director and will be nominated by the Board for election at the 2014 annual meeting.

Under the agreement one of the two new independent directors will be appointed to the Board’s Corporate Governance and Nominating Committee. The Company has also agreed to form a Strategic Alternatives Committee to work with the Company’s management and professional advisors to identify and review financial and strategic alternatives to enhance the Company’s revenue and value. One of the two new independent directors will be appointed to the Strategic Alternatives Committee.

Ardsley has agreed to certain customary “standstill provisions” with respect to its Company’s common stock.

The Company and Ardsley have agreed that, in addition to Sean S. Sweeney, a second new independent director will be nominated for election at the 2014 annual meeting. To effect an orderly transition and recomposition of the Board consistent with the objectives of the agreement, John Wellard, who is a current Class II director, has volunteered that he will not stand for re-election at the 2014 Annual Meeting and accordingly has tendered his resignation effective at such meeting. Mr. Wellard will continue to serve on the Board until the 2014 annual meeting. Mr. Wellard’s successor will be selected and recommended to the full Board by the Nominating and Governance Committee with Ardsley’s input and the input of other stockholders who notify the Company that they wish to participate in the selection process.

Mr. Edward Libbey, the Chairman of the Board, noted that “It was in the best interests of the Company and all of its stockholders to reach an agreement with Ardsley prior to the nomination deadline for the 2014 annual meeting. The Company’s directors are committed to strengthening the Board to add the most highly qualified directors available. Just as we added Ralph Sheridan to our Board in 2013, today’s expansion of the Board to add Messrs. Sweeney and Londa, plus the Company’s selection of an additional outside director over the coming weeks is entirely consistent with these objectives.”

Benjamin I. Block, General Partner of Ardsley, stated, “We are pleased to have reached an agreement with the Company. Peter and Sean are well-respected, proven business leaders with decades of experience in sales, marketing, and business development. We believe that their addition to the Board will better position the Company to achieve long-term, profitable growth.”

About the new World Energy Solutions Directors:

Peter A. Londa was most recently the CEO of BPL Global, a leading smart grid technology company. BPL Global was acquired by Danaher Corp. in 2013. Prior to serving as CEO of BPL Global, Mr. Londa was the Company’s CFO and Executive Vice President of Corporate Development. Mr. Londa joined BPL Global in 2007 after a career in investment banking with The Chart Group, L.P., where he served as Director of Investment Banking from May 2004 through December 2007. Mr. Londa is a seasoned sales and business development executive and has successfully evaluated, negotiated and developed numerous investments and partnerships with major energy consumers globally. Mr. Londa received his B.A., J.D. and M.B.A. from Emory University. Mr. Londa’s deal making skills and deep understanding of utility and energy markets make him a unique and valuable asset to the Board.

Sean S. Sweeney is currently an international marketing consultant for Tokio Marine Management & Insurance Companies. Prior to this role, Mr. Sweeney served as President and CEO of Philadelphia Insurance Companies, a global, publicly-traded insurance business which traded on the NASDAQ from 1993 until 2008, when it was acquired by Tokio Marine Holdings. Prior to serving as President and CEO of Philadelphia Insurance Companies, Mr. Sweeney held several positions of increasing responsibility including Chief Marketing Officer and President of the company’s brokerage division. In addition, during his tenure at Philadelphia Insurance Companies, Mr. Sweeney successfully opened and integrated twenty-one sales offices, which increased the company’s revenues from $96 million to $2.2 billion. Mr. Sweeney currently serves on the Board of Directors of Fortegra Financial Corporations, a publicly traded company, and previously served on the Board of Directors of each of Tokio Marine North America and Philadelphia Insurance Companies. Mr. Sweeney received his B.S. from University of Mount Union and his M.B.A. from St. Joseph University. Mr. Sweeney’s extensive executive and public board experience make him a valuable asset to the Board.

The complete agreement between World Energy Solutions and Ardsley will be included as an exhibit to the Company’s Current Report on Form 8-K which will be filed with the Securities and Exchange Commission (“SEC”). Further details regarding the 2014 Annual Meeting will be included in the Company’s definitive proxy materials, which will be filed with the SEC.

About World Energy Solutions

World Energy Solutions, Inc. (NASDAQ: XWES) is an energy management services firm that brings together the passion, processes and technologies to take the complexity out of energy management and turn it into bottom-line impact for the businesses, institutions and governments we serve. To date, the Company has transacted more than $40 billion in energy, demand response and environmental commodities on behalf of its customers, creating more than $2 billion in value for them. World Energy is also a leader in the global carbon market, where its World Energy Exchange® supports the Regional Greenhouse Gas Initiative (RGGI), the first mandatory market-based regulatory program in the U.S. to reduce greenhouse gas emissions.

For more information, please visit www.worldenergy.com.

This press release contains forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events, including without limitation, its expectations of backlog and energy prices. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Such risks and uncertainties include, but are not limited to the following: the Company’s revenue and backlog are dependent on actual future energy purchases pursuant to completed procurements; the demand for the Company’s services is affected by changes in regulated prices or cyclicality or volatility in competitive market prices for energy; the potential impact on the Company’s historical and prospective financial results of a change in accounting policy may negatively impact its stock price; and other factors outside the Company’s control that affect transaction volume in the electricity market. Additional risk factors are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements made in this press release are made as at the date hereof. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, other than as required by securities laws.

For additional information, contact: Dan Mees – Media and investor inquiries World Energy Solutions, Inc. (508) 459-8156 dmees@worldenergy.com